EXHIBIT 10.26

                    STOCK PURCHASE AND STOCK OPTION AGREEMENT

         This Stock Purchase and Stock Option Agreement ("Agreement') is entered into as of April 1, 1997, by and among American Physicians Service Group, Inc., a Texas corporation ("Selling Shareholder"), and Florida Physicians Insurance Company, Inc., a Florida corporation ("Buyer").

         In consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Agreement the parties to this Agreement agree as follows:

         1.       Ownership and Sale of Shares.

                  1.1 Ownership of Shares. The Selling Shareholder owns a total of 1,000 shares of the issued and outstanding common stock of APS Insurance Services, Inc., a Delaware corporation ("APS"), which constitutes 100% of the APS capital stock issued and outstanding. APS in turn owns 1,000 shares of the issued and outstanding common stock of APS Facilities Management, Inc., a Texas corporation, ("APSFMI"), which constitutes 100% of the APSFMI capital stock issued and outstanding.

                  1.2 Sales of Outstanding Shares. Subject to the terms and conditions hereof, on the Closing Date the Selling Shareholder shall sell and transfer to Buyer, and Buyer shall purchase from the Selling Shareholder, 200 of the aforementioned shares of APS (the "Shares"), constituting 20% of the total outstanding capital stock of APS for a total purchase price of TWO MILLION AND NO/100 DOLLARS ($2,000,000).

                  1.3 Payment for Shares. The purchase price for the Shares shall be paid in cash at Closing.

         2.       Closing; Delivery.

                  2.1 Closing. The Closing of the purchase and sale of the Shares (the "Closing") shall be held at the offices of APS within five business days after the satisfaction or waiver of the conditions set forth in Sections 9 and 10 or such other date as is mutually agreed upon by the parties (the "Closing Date").

                  2.2 Delivery. At the Closing, the Selling Shareholder shall deliver to Buyer a duly endorsed certificate representing the Shares being sold, against Buyer's delivery of the consideration described in Section
                           1.2 above.

         3.       Option to Purchase Additional Shares.

                  3.1 Option. Provided that the sale and purchase of the Shares set forth in Section 1.2 above is consummated, Buyer shall have the option ("Option")

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                           to purchase from Selling  Shareholder  350 additional
                           shares of APS ("Additional Shares"), constituting an additional 35% of the total outstanding capital stock of APS upon the terms and conditions set forth herein. The purchase of the Additional Shares would result in Buyer owning 55% of the total issued and outstanding capital stock of APS.

                  3.2 Exercise of Option. Upon no less than sixty (60) days prior written notice given at any time after December 31, 1998, and before December 31, 1999, Buyer may exercise the Option and purchase the Additional Shares described in Section 3.1 above. The total price per share at which the Additional Shares may be purchased is ten times the average of the annual net earnings per share of APS, determined in accordance with Generally Accepted Accounting Principles ("GAAP"), for the calendar years ending December 31, 1997, and December 31, 1998. The Option cannot be exercised for less than all of the Additional Shares. The exercise of the Option is further subject to Buyer obtaining all necessary regulatory approvals with respect to the purchase of the Additional Shares. The Selling Shareholder shall provide such assistance, at Buyer's expense, as Buyer may reasonably request in obtaining all necessary approvals.

                  3.3 Payment for Additional Shares. The purchase price for the Additional Shares shall be paid in cash; unless otherwise agreed by the Selling Shareholder and the Buyer.

                  3.4 Closing; Delivery. The closing of any purchase and sale of the Additional Shares shall be held at the offices of APS no later than 60 days after written notice is given by the Buyer of the exercise of the Option pursuant to Section 3.2 above. At such closing, the Selling Shareholder shall deliver to
                           Buyer a duly endorsed certificate representing the Additional Shares being sold, against Buyer's delivery of the consideration described in Section
                           3.2 above. Notwithstanding the foregoing, Buyer shall be entitled to extent the period for closing the purchase and sale of the Additional Shares by an additional 90 days, if required by Buyer to obtain all necessary regulatory approvals.

         4.       Representations and Warranties of the Selling Shareholder

                  The Selling Shareholder hereby represents and warrants to the Buyer as follows:

                  4.1 Organization and Good Standing; Certificate and Bylaws. The Selling Shareholder, APS and APSFMI are corporations, each of which is duly organized, validly existing and in good standing under the laws of their respective states of organization and domicile. Each of the Selling

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                           Shareholder,   APS,  and  APSFMI  has  all  requisite
                           corporate power and authority and holds all licenses,
                           permits,  and  other  required   authorizations  from
                           governmental authorities necessary to conduct its business and consummate the transaction contemplated by this Agreement and the Shareholders Agreement (as
                           hereinafter   defined).   Selling   Shareholder   has
                           provided Buyer with true and complete copies of APS's Certificate of Incorporation and Bylaws, each as amended to date and presently in effect.

                  4.2 Corporate Power. The Selling Shareholder has all requisite legal and corporate power and authority to enter into this Agreement and the Shareholders
                           Agreement; and on the Closing Date the Selling Shareholder will have all requisite legal and corporate power and authority to sell the Shares and to carry out and perform its obligations under this Agreement and the Shareholders Agreement.

                  4.3 Subsidiaries. Schedule 4.3 sets forth a correct and complete list of each corporation or other entity in which APS owns or controls, directly or indirectly, more than 5% of the outstanding equity securities.

                  4.4      Capitalization.

                           (a) The authorized capital stock of APS consists (and on the date of the exercise of the option by Buyer, will consist) of 1,000 shares of capital stock, all of which shares are issued and outstanding as of the date of this Agreement. All such issued and outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable, and are owned beneficially and of record by the Selling Shareholder.

                           (b) The authorized capital stock of APSFMI consists (and on the date of the exercise of the option by Buyer, will consist) of 1,000 shares of capital stock, all of which shares are issued and outstanding as of the date of this Agreement. All such issued and outstanding shares of capital stock have been duly authorized and validly issued and fully paid and non-assessable, and are owned beneficially and of record by APS.

                           (c) All of the outstanding shares of Common Stock of APS and APSFMI have been duly and validly authorized, offered, issued, sold and delivered in compliance with all applicable federal and state securities laws.

                           (d) Other than as described herein, there are not outstanding any

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                                    options,    warrants,    rights   (including
                                    conversion   or   preemptive    rights)   or
                                    agreements  for the purchase or  acquisition
                                    from the Selling Shareholder, APS or APSFMI,
                                    or  by  the  Selling  Shareholder,   APS  or
                                    APSFMI, of any shares of capital stock of APS or APSFMI.

                  4.5 Authorization. The making and performance by the Selling Shareholder of this Agreement and the Shareholders Agreement have been duly authorized by the Board of Directors of the Selling Shareholder and, prior to the Closing, will have been duly authorized by all other necessary corporate action and will not violate any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to APS or the Selling Shareholder or any provision of APS's or the Selling Shareholder's Certificate of Incorporation, as amended, or Bylaws, as amended, or result in a breach of or constitute a default under any indenture, bank loan, credit agreement or other agreement or instrument to which APS, APSFMI or the Selling Shareholder is presently a party or by which APS, APSFMI or the Selling Shareholder or its property is presently bound or affected. This Agreement constitutes the valid and legally binding obligation of the Selling Shareholder enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, or other laws of general application affecting the rights and remedies of creditors. When sold to the Buyer, the Shares and the Additional Shares will be duly and validly issued, fully paid and non-assessable and will be free of any liens or encumbrances; provided, however, that the Shares and the Additional Shares will be subject to the terms and provisions contained in the Shareholders Agreement, a form of which is attached hereto as Schedule 4.5 (the "Shareholders Agreement") and will be subject to the transfer restrictions imposed under state and federal securities laws.

                  4.6      Actions, Suits,  Proceedings.  Except as disclosed on
                           Schedule 4.6 hereto, there are no actions, suits or proceedings pending or, to the knowledge of the Selling Shareholder, threatened against APS or APSFMI before any court or administrative agency. To the knowledge of the Selling Shareholder, neither APS nor APSFMI is presently subject to any material outstanding order or decree of any court or governmental agency.

                  4.7 Contracts and Commitments. Neither APS nor APSFMI has not entered into any contracts, commitments or instruments that create liabilities in excess of $10,000.

                  4.8 Compliance with Other Instruments. Neither APS nor APSFMI is in violation of or in default under any term of its Certificate of Incorporation or Bylaws or (in any material respect) of any mortgage, indenture, contract,

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                           agreement,   instrument,   judgment,  decree,  order,
                           statute, rule or regulation applicable to APS or APSFMI or any of their assets or other properties. The execution, delivery, and performance of and compliance with this Agreement and the delivery of the Shares and the Additional Shares will not result in any such violation or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the property or assets of APS or APSFMI pursuant to any such term.

                  4.9 Private Placement. To the best of Selling Shareholder's knowledge, based on the representations, warranties and agreements of Buyer contained herein (i) the offering of the Shares and the Additional Shares qualifies as a private placement and/or exempt transaction under all applicable securities laws, and (ii) no registration is required under any applicable securities laws with respect to such offering, and any filings required to be made have been, or will on a timely basis be, duly made.

                  4.10 Brokerage. No person is entitled, directly or indirectly, to compensation from APS by reason of any agreement or understanding with APS or the Selling Shareholder, as a broker or finder, in connection with the sale and purchase of the Shares and the Additional Shares as contemplated by this Agreement. Except for any obligations agreed to in writing by the Buyer, the Selling Shareholder agrees to indemnify and hold the Buyer and its agents and representatives harmless against and in respect of any claims, damages, suits, obligations, liabilities, or expenses (including, without limitation, reasonable attorneys' fees and expenses) arising out of or relating to the assertion of any brokerage or finder's fee or other commission based on actions by the Selling Shareholder or APS relative to this Agreement or the transactions contemplated thereby.

                  4.11 Financial Statements. The Selling Shareholder has furnished Buyer with an unaudited balance sheet and income statement of APS as of, and for the period ending, December 31, 1996, which financial statements were prepared for internal purposes only (the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP except that such Financial Statements contain no footnotes, no statement of cash flows and no provision for Federal income taxes. To the best of the Selling Shareholder's knowledge, the Financial Statements present fairly the financial condition of APS as of the date thereof, as well as any changes in capital and surplus and in the resulting operations for the same period, all in accordance with GAAP, except as provided herein. Also, to the best of the Selling Shareholder's knowledge, APS has no liabilities as of December 31, 1996, other than as are reflected on the Financial Statements, except for

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                           liabilities  subsequently  arising  in  the  ordinary
                           course   of   APS's   business,    which   subsequent
                           liabilities have not materially adversely changed the
                           financial   condition   of   APS,   and   contractual
                           liabilities  arising in the ordinary course of either
                           APS's  or  APSFMI's  business.   Notwithstanding  the
                           foregoing, Buyer acknowledges and agrees that Selling Shareholder anticipates causing APS to dividend or otherwise distribute to Selling Shareholder at or prior to the Closing all earnings of APS for the period between December 31, 1996, and the date of the Closing.

                  4.12 Changes. To the best of the Selling Shareholder's knowledge, since the date of the Financial Statements, there has not been any event or condition of any type that has materially adversely affected either APS's or APFSMI's business, prospects, conditions, affairs, operations, properties or assets.

                  4.13 Title To Property And Assets; Liabilities. Each of APS and APSFMI own their respective property free and clear of all mortgages, liens and encumbrances. With respect to any property they lease, each of APS and APSFMI are in compliance with such leases and, to the best of Selling Shareholder's knowledge, hold a valid leasehold interest free of any liens, claims or encumbrances.

                  4.14 Taxes. Each of APS and APSFMI is included in the consolidated Federal income tax return of Selling Shareholder for Federal income tax purposes.Each of APS and APSFMI has accurately prepared and timely filed all state and municipal tax returns that are required to be filed by it and has paid or made provisions for the payment of all taxes that have become due pursuant to such returns. No deficiency assessment or proposed adjustment of APS's or APSFMI's Federal income taxes or state or municipal taxes is pending and Selling Shareholder has no knowledge of any proposed liability for any tax to be imposed upon APS's or APSFMI's properties or assets.

                  4.15 Management Agreement. To the best of the Selling Shareholder's knowledge, the Management Agreement of Attorney-In-Fact (the "Attorney- In-Fact") for American Physicians Insurance Exchange ("APIE"), including amendments 1 and 2 thereto, (a copy of which is attached as Schedule 4.15), between APSFMI and APIE, has not been otherwise amended, is currently valid, in full force and effect, binding and enforceable in accordance with its terms.

                  4.16 Misleading Statements. No representation or warranty by the Selling Shareholder in this Agreement or in any written statement or certificate furnished by the Selling Shareholder, APS or APSFMI to the Buyer

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                           pursuant to this Agreement or in connection  with the
                           transactions  contemplated by this  Agreement,  or in
                           any  related  agreements,  separately  or when  taken
                           together,   contains  or  will   contain  any  untrue
                           statement of a material fact or omits or will omit to
                           state  a  material   fact   necessary   to  make  the
                           statements made not misleading.

         5.       Representations and Warranties of the Buyer.

                  The Buyer hereby represents and warrants to the Selling Shareholder as follows:

                  5.1 Organization and Good Standing. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Buyer has all requisite power and authority, and holds all licenses, permits, and other required authorizations from governmental authorities, necessary to conduct its business and consummate the transactions contemplated by this Agreement, the
                           Shareholders Agreement the Managing General Agency Agreement (the "Agency Agreement") entered into by Buyer in connection with the transactions contemplated hereby, and the Reinsurance Agreement (the "Reinsurance Agreement") entered into by Buyer in connection with the transactions contemplated hereby. For purposes of this Agreement, the Shareholders Agreement, the Agency Agreement and the Reinsurance Agreement are collectively referred to as the "Ancillary Agreements."

                  5.2 Power and Authority. The Buyer has all requisite legal power and authority to enter into this Agreement and the Ancillary Agreements and to carry out and perform its obligations under the terms of this Agreement and the Ancillary Agreements.

                  5.3 Authorization. The making and performance by the Buyer of this Agreement and the Ancillary Agreements have been duly authorized and, prior to the Closing, will have been duly authorized by all other necessary legal action (if any) and will not violate any law, rule, regulation, order, writ, judgment, decree, determination, or award presently in effect having applicability to the Buyer or any provisions of the Buyer's organizational documents, as amended, or result in a breach of or constitute a default under any indenture, bank loan, credit agreement, other
                           agreement  or   instrument  to  which  the  Buyer  is
                           presently a party or by which the Buyer or its property is presently bound or affected. This Agreement and the Ancillary Agreements constitute valid and legally binding obligations of the Buyer enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other laws of general application affecting the rights and remedies of creditors.

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                  5.4      Investment   Plan.   The  Buyer  is  purchasing   and
                           acquiring   the  Shares  for  its  own   account  for
                           investment and not with a present view to, or for sale in connection with, any distribution thereof or any selling or granting any participation therein. The Buyer does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to any third person with respect to any of the Shares.

                  5.5 Restricted Securities. The Buyer understands that the Shares will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), on the basis that the sale provided for in this Agreement is exempt from registration under the 1933 Act pursuant to exemptions contained therein, and that the Selling Shareholder's reliance on such exemptions is, in part, predicated on the Buyer's representations set forth herein.

                  5.6 Restrictive Legend. The Buyer acknowledges that the certificates representing the Shares shall bear a legend indicating the restrictions on transfer of the Shares under the Shareholders Agreement and applicable securities laws, and that appropriate stop transfer instructions will be entered in the stock records of APS.

                  5.7 Illiquidity. The Buyer understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom and applicable state securities laws or an exemption therefrom. In the absence of an effective registration statement covering the Shares or an available exemption from such registration, the Shares may not be disposed of.

                  5.8 Sophistication. The Buyer is experienced in evaluating and investing in companies such as APS, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risk of its investment.

                  5.9 Misleading Statements. No representation or warranty by the Buyer in this Agreement or in any written statement or certificate furnished by the Buyer to the Selling Shareholder or APS pursuant to this Agreement or in connection with the transactions contemplated by this Agreement or in any related agreements, separately or when taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made not misleading.



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         6.       Affirmative Covenants of the Selling Shareholder

                  The Selling Shareholder covenants and agrees that:

                  6.1 Financial Information. Selling Shareholder will furnish to Buyer:

                           (a)      Within  60 days  after  the last day of each
                                    fiscal  quarter  (except  the  last  in each
                                    fiscal  year),  a balance  sheet and  income
                                    statement  showing the financial  conditions
                                    and results of  operations of APS and APSFMI
                                    as  of,  and  for  the  period  then  ended,
                                    prepared   in   accordance   with  the  same
                                    methodology   utilized  in   preparing   the
                                    Financial Statements; and

                           (b) As soon as practicable, and in any event not later than 90 days after the close of each fiscal year, audited, consolidated financial statements of Selling Shareholder showing the financial condition and result of operations of Selling Shareholder and its consolidated subsidiaries (including APS and APSFMI), as of, and for the year ended,
                                    prepared    in    accordance    with    GAAP
                                    consistently applied.

                  6.2 Rights to Inspect. Selling Shareholder shall cause APS and APSFMI to permit each record holder of the Shares or its authorized representative at all reasonable times during regular business hours and as often as reasonably requested to visit and inspect, at the record holder's expense, any of the properties of each of APS and APSFMI, including their books and records, and to make extracts therefrom and to discuss the affairs, finances, and accounts of APS and APSFMI with their officers.

                  6.3 Reasonable Efforts. The Selling Shareholder shall use reasonable efforts to fulfill, as soon as practicable,  all  of  the  conditions  contained  in
                           Section 10 hereof. Such efforts shall not require any waiver of a condition to Closing or of any other term or condition hereof.

         7. Affirmative Covenant of the Buyer. The Buyer shall use reasonable efforts to fulfill, as soon as practicable, all of the conditions contained in Section 8 hereof. Such efforts shall not require any waiver of a condition to Closing or of any other term or condition hereof.

         8.       The Selling Shareholder's Conditions to Closing.

                  The obligation of the Selling Shareholder to sell the Shares as contemplated in this Agreement shall be subject to the fulfillment on or before the Closing of each of the following conditions:

                  8.1 Representations and Warranties. The representations and warranties of the Buyer contained in Section 5 shall be true and correct as of the Closing Date with the same effect as though made on and as of such date.

                  8.2 Approvals. All authorizations, approvals or permits, or exemptions, of any governmental authority or regulatory body of the United States or of any state including but not limited to the Texas Insurance Department that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement, shall have been duly obtained and shall be effective on and as of the Closing. Furthermore, Buyer will have obtained a Certificate of Authority to do business in Texas.

                  8.3 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Buyer on or prior to the Closing Date shall have been performed or complied with in all material respects.

                  8.4 Compliance Certificates. The Buyer shall have delivered to the Selling Shareholder a certificate dated the Closing Date executed by a duly authorized officer of the Buyer certifying to the fulfillment of the conditions specified in this Section 8.

                  8.5 Proceedings and Documents. All proceedings of the Buyer in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in form and substance to the Selling shareholder, and the Selling Shareholder shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                  8.6 Execution of Ancillary Agreements. The Buyer shall have executed and delivered the Ancillary Agreements.

         9.       The Buyer's Conditions of Closing.

                  The obligation of the Buyer to purchase the Shares as contemplated in this Agreement shall be subject to the fulfillment on or before the closing of each of the following conditions:

                  9.1 Representations and Warranties. The representations and warranties of the Selling Shareholder contained in Section 4 hereof shall be true and correct as of the Closing Date with the same effect as though made on and as of such date.

                  9.2 Approvals. All authorizations, approvals or permits, or exemptions, of any governmental authority or regulatory body of the United States or of any state including but not limited to the Florida and Texas Insurance Departments that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement, shall have been duly obtained and shall be effective on and as of the Closing. Furthermore, Buyer will have obtained a Certificate of Authority to do business in Texas.

                  9.3 No Amendments to Certificate of Incorporation or Bylaws. Neither APS's nor APSFMI's Certificate of Incorporation or Bylaws shall have been amended since the date of this Agreement.

                  9.4 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by APS or the Selling Shareholder on or prior to the Closing Date shall have been performed or complied with in all material respects.

                  9.5 Compliance Certificate. Selling Shareholder shall have delivered to the Buyer a certificate or certificates, executed by the President of the Selling Shareholder, dated the Closing Date, certifying to the fulfillment of the conditions specified in this Section 9.

                  9.6 Proceedings and Documents. All corporate and other proceedings of the Selling Shareholder in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in form and substance to the Buyer, and the Buyer shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                  9.7 Execution of Shareholders Agreement. The Selling Shareholder shall have executed and delivered to
                           Buyer the Shareholders Agreement and Selling Shareholder shall have used its reasonable best efforts to have caused the execution and delivery by its affiliates to Buyer of the duly executed Ancillary Documents.

                  9.8 Opinion of Counsel. Selling Shareholder shall have caused APIE to obtain an opinion of counsel addressed to, and for the benefit of, Buyer from the law firm of Clark, Thomas & Winters, in a form reasonably acceptable to the Buyer and the Selling Shareholder, which Selling Shareholder will deliver to Buyer at or before the Closing, to the effect that the Attorney-In- Fact is valid and enforceable in accordance with its terms. The Buyer agrees to reimburse APIE in full for the legal fees and costs incurred in obtaining such an opinion, which reimbursement shall be delivered to APIE or Selling Shareholder at the Closing.

         10.      Indemnification.

                  10.1 Indemnification of Selling Shareholder. Selling Shareholder hereby agrees to indemnify Buyer and hold Buyer harmless from and against and in respect of, all liabilities, losses, claims, costs or damages (including reasonable attorneys' fees and disbursements) (collectively, "Losses") incurred by Buyer and resulting from or arising out of (i) any breach or inaccuracy of any representations or warranties by Selling Shareholder contained either herein or in any certificate delivered pursuant hereto, including any certificates delivered on the Closing Date or (ii) any failure by Selling
                           Shareholder to perform any of its obligations contained herein.

                  10.2     Indemnification  of  Buyer.  Buyer  hereby  agrees to
                           indemnify Selling Shareholder and APS and hold Selling Shareholder and APS harmless from and against and in respect of, all Losses incurred by Selling Shareholder or APS and resulting from or arising out of (i) any breach or inaccuracy of any representations or warranties by Buyer contained herein or in any certificate delivered pursuant hereto including any certificates delivered on the Closing Date or (ii) any failure by Buyer to perform any of its obligations contained herein.

         11.      Termination.

         This Agreement may be terminated as to all parties hereto and the transactions contemplated herein abandoned at any time prior to the Closing by:

                  (a)      The mutual consent of the parties hereto;

                  (b) The Buyer at any time after May 31, 1997, if at such time the conditions set forth in Section 9 hereof have not been satisfied through no fault of the Buyer and the Buyer gives APS and the Selling Shareholder notice thereof; or

                  (c) The Selling Shareholder or APS at any time after May 31, 1997, if at such time the conditions set forth in
                           Section 8 hereof have not been satisfied through no fault of the Selling Shareholder or APS and the Selling Shareholder or APS gives the Buyer notice thereof.

         12.      Confidentiality.

                  12.1 From and after the date hereof, unless otherwise agreed to by the parties, each of the parties shall keep, and shall ensure that its directors, executive officers, contractors, consultants and agents keep, confidential all information acquired from the other party pursuant to this Agreement or otherwise, including the contents of this Agreement and any document delivered pursuant thereto or in connection therewith, except that the foregoing restriction shall not apply to any information that: (i) is or hereafter becomes generally available to the public other than by reason of any default with respect to a confidentiality obligation under this Agreement, (ii) was already known to the recipient as evidenced by prior written documents in its possession (unless the information is covered by a prior confidentiality agreement between the parties), (iii) is disclosed to the recipient by a third party who is not in default of any confidentiality obligation to the disclosing party hereunder, (iv) is developed by or on behalf of the receiving party, without reliance on confidential information received hereunder, (v) is submitted by the recipient to governmental authorities or regulatory bodies to facilitate the issuance of approvals necessary or appropriate for the operation of their businesses, provided that reasonable measures shall be taken to assure confidential treatment of such information, (vi) is provided by the recipient to third parties under appropriate terms and conditions, including confidentiality provisions substantially equivalent to those in this Agreement or (vii) is otherwise required to be disclosed in compliance with applicable laws or order by a court or other government authority or regulatory body having competent jurisdiction. Notwithstanding the foregoing, Buyer and Selling Shareholder each agree that they will endeavor in good faith to agree upon joint press releases to be released by each of them within twenty-four hours after (i) the execution of this Agreement by all parties hereto, and (ii) the Closing; provided that in the event of a failure to so agree, each party shall be entitled to distribute press releases prepared by it concerning the entering into of this Agreement and the Closing of the transactions contemplated herein as each party deems reasonably necessary for purposes of ensuring compliance with applicable securities laws. Otherwise, no press release or similar public announcement or disclosure concerning this Agreement or the transactions contemplated herein shall be made by a party hereto without the prior written consent of the other party. Each party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining the other party from any violation or threatened violation of this Section.

         13.      Miscellaneous.

                  13.1 Modification to Agreement. This Agreement may not be changed orally but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Subject to the foregoing, any of the terms or conditions of this Agreement may be waived or modified at any time by the party entitled to the benefit thereof, but no such waiver, express or implied, shall affect or impair the right of the waiving party to require observance performance or satisfaction of either (i) the same term or condition as it applies on a subsequent or previous occasion, or (ii) any other term or condition hereof.

                  13.2 Applicable Law. This Agreement, its construction and the rights, remedies, and obligations arising by, under, through or on account of it shall be governed by the laws of the State of Delaware, excluding its conflict of laws rules.

                  13.3 Binding Effect. If any portion of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable, such declaration shall not affect the validity of the remaining provisions. This Agreement shall inure to the benefit of and be binding upon the representatives, successors, and assigns of each party. This Agreement is not intended for the benefit of anyone other than the signatories hereto, and there shall be no third party beneficiaries hereof.

                  13.4 Integration. This Agreement, together with the Ancillary Agreements related hereto, constitutes a final and complete integration of the agreement of the parties respecting the subject matter hereof, thereby superseding all previous oral and written agreements. There are no contemporaneous oral agreements.

                  13.5 Notices. Any notice hereunder (including notices of waiver provided for or permitted hereunder), shall be in writing and hand delivered or sent by certified mail return receipt requested, nationally recognized overnight courier service or facsimile transmission, addressed to the parties at their respective addresses set forth below:


                           Selling Shareholder:
                           American Physicians Services Group, Inc.
                           1301 Capital of Texas Highway
                           Suite C-300
                           Austin, Texas 78746
                           Attention: Duane K. Boyd

                           With a copy to:
                           Small, Craig & Werkenthin, P.C.
                           100 Congress Avenue, Suite 100
                           Austin, Texas 78701
                           Attention: Timothy L. LaFrey

                           The Buyer:
                           Florida Physicians Insurance Company, Inc.
                           1000 Riverside Avenue, Suite 800
                           Jacksonville, Florida 32204
                           Attention: Robert Finch

                           With a copy to:
                           LeBoeuf, Lamb, Greene & MacRae, LLP
                           50 North Laura Street, Suite 2800
                           Jacksonville, Florida 32202
                           Attention: Thomas E. Gibbs

         Any such notice shall be deemed given when so personally delivered or sent by facsimile transmission (provided confirmation is received immediately thereafter) or if mailed three (3) business days after the date of deposit in the mail or if sent by overnight courier one (1) business day after the date of delivery to the courier service marked for overnight delivery. A party may change its or his address for notice by giving notice as provided hereunder.

                  13.6 Pronouns, Counterparts. In construing the words of this Agreement, plural constructions shall include the singular and singular constructions shall include the plural. No significance shall be attached to whether a pronoun is masculine, feminine or neuter. The words "herein," "hereof" and other similar compounds of the word "here" shall mean and refer to his entire Agreement and not to any particular provisions, section or subsection. Paragraph captions in this Agreement are for ease of reference only and shall be given no substantive or restrictive meaning or significance whatsoever. This Agreement may be executed in multiple counterparts, each of which shall be an original regardless of whether all parties sign the same document. Regardless of the number of counterparts, they shall constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.

                  13.7 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby for a period of two years.

                  13.8 Attorneys' Fees. In any action brought to enforce the provisions of this Agreement (including a declaratory judgment action), the prevailing party shall be entitled to recover from the other party the costs of this action, including reasonable attorneys' fees, whether incurred at trial, in settlement or mediation or on appeal.

                  13.9 Assignment. No party may assign any of its or his rights or obligations under this Agreement without the prior written consent of the other parties. This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.

                  13.10 Further Assurances. From and after the Closing, each party shall execute and deliver such documents and take such other actions as the other parties may reasonably request to further effect or evidence the purposes and intent of this Agreement.

                  13.11 Definition of Knowledge. Whenever there are references in this Agreement to the "knowledge" of a party; (i) Selling Shareholder shall be deemed to have knowledge of the applicable fact or matter whenever any of the members of the board of directors, or executive officers, of Selling Shareholder, APS, APIE or APSFMI, have actual knowledge of the applicable fact or matter, and (ii) Buyer shall be deemed to have knowledge of the applicable fact or matter whenever any of the members of the board of directors, or any of the executive officers, of Buyer have actual knowledge of the applicable fact or matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the 1st day of April, 1997.

                     AMERICAN PHYSICIANS SERVICE GROUP, INC.


                   By________________________________________


                          FLORIDA PHYSICIANS INSURANCE
                                  COMPANY, INC.


                   By________________________________________

                                                                   SCHEDULE 4.3


List each corporate or other entity in which APS Insurance Services, Inc. owns or controls, directly or indirectly, more than 5% of the outstanding equity securities.

               Name                            Percent Ownership
     --------------------------               ---------------------
1.)  APS Facilities Management, Inc.                 100%
2.)  American Physicians Insurance
       Agency, Inc.                                  100%